Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Senior Vice President	Executive Vice President
	Director of Marketing and Public Relations	Chief Operating and Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE FOURTH QUARTER OF 2019

TUPELO, MISSISSIPPI (January 21, 2020) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the fourth quarter of 2019. Net income for the fourth quarter of 2019 was $38.7 million, as compared to $44.4 million for the fourth quarter of 2018. Basic and diluted earnings per share (“EPS”) were $0.68 and $0.67, respectively, for the fourth quarter of 2019, as compared to basic and diluted EPS of $0.76 for the fourth quarter of 2018.

Net income for the year ending December 31, 2019, was $167.9 million, as compared to $146.9 million for the same period in 2018. Basic and diluted EPS were $2.89 and $2.88, respectively, for 2019, as compared to basic and diluted EPS of $2.80 and $2.79, respectively, for the same period in 2018.

"We closed 2019 on a strong note and maintained solid performance ratios through the fourth quarter even while absorbing the full impact of two interest rate cuts on our margin during the quarter," said Renasant Chairman, E. Robinson McGraw. "Our management team did an excellent job of navigating through the headwinds we faced throughout 2019 and has us well positioned for continued success in 2020 and beyond. We also continued to prudently manage our capital structure and repurchased approximately $21.3 million of our common stock in the quarter."

As previously discussed, the Company targeted market disruption across its footprint by hiring new production team members throughout 2019. The Company's net income for the fourth quarter of 2019 includes approximately $3.5 million in after-tax expense related to team members that have joined the Company in 2019. The expense related to these strategic hires decreased diluted EPS by $0.06 for the fourth quarter of 2019.

"Our fourth quarter results were highlighted by continued strong loan growth," commented C. Mitchell Waycaster, Renasant President and Chief Executive Officer. "Throughout our footprint our team members are continuing to execute our growth strategy previously laid out. In addition to strong loan growth year over year, we continued to prioritize growing non-interest bearing deposits, which lowers the cost of funding needed to support our loan growth. As Robin previously mentioned, we believe that we have positioned ourselves well for success in the coming years."

Impact of Certain Expenses and Charges
From time to time, the Company incurs expenses and charges in connection with certain transactions with respect to which management is unable to accurately predict when these expenses or charges will be incurred or, when incurred, the amount of such expenses or charges. The following table presents the impact of these expenses and charges on reported earnings per share for the dates presented (in thousands, except per share data):

	Three months ended December 31, 2019			Three months ended December 31, 2018
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Earnings, as reported	$48,266	$38,733	$0.67	$57,518	$44,420	$0.76
Merger and conversion expenses	76	61	—	1,625	1,255	0.02
MSR valuation adjustment	(1,296)	(1,040)	(0.01)	—	—	—
Earnings, with exclusions (Non-GAAP)	$47,046	$37,754	$0.66	$59,143	$45,675	$0.78

	Year ended December 31, 2019			Year ended December 31, 2018
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Earnings, as reported	$216,114	$167,914	$2.88	$188,647	$146,920	$2.79
Merger and conversion expenses	279	216	—	14,246	11,095	0.21
Debt prepayment penalty	54	41	—	—	—	—
MSR valuation adjustment	1,836	1,427	0.03	—	—	—
Earnings, with exclusions (Non-GAAP)	$218,283	$169,598	$2.91	$202,893	$158,015	$3.00

A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Profitability Metrics
The following table presents the Company’s profitability metrics, including and excluding the impact of after-tax merger and conversion expenses, debt prepayment penalties and the mortgage servicing rights (MSR) valuation adjustment, as applicable, for the dates presented:

	As Reported			With Exclusions (Non-GAAP)
	Three Months Ended			Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	September 30, 2019	December 31, 2018
Return on average assets	1.17%	1.16%	1.39%	1.14%	1.23%	1.43%
Return on average tangible assets (Non-GAAP)	1.31%	1.30%	1.56%	1.28%	1.39%	1.60%
Return on average equity	7.21%	6.97%	8.72%	7.03%	7.43%	8.97%
Return on average tangible equity (Non-GAAP)	13.86%	13.38%	17.44%	13.52%	14.23%	17.92%

	As Reported		With Exclusions (Non-GAAP)
	Twelve Months Ended		Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Return on average assets	1.30%	1.32%	1.32%	1.42%
Return on average tangible assets (Non-GAAP)	1.46%	1.47%	1.48%	1.58%
Return on average equity	7.97%	8.64%	8.05%	9.29%
Return on average tangible equity (Non-GAAP)	15.39%	15.98%	15.54%	17.14%

Financial Condition
Total assets were $13.40 billion at December 31, 2019, as compared to $12.93 billion at December 31, 2018. The Company’s acquisition of Brand Group Holdings, Inc. was completed on September 1, 2018; the Company’s results of operations for the year ended December 31, 2019 as compared to the year ended December 31, 2018 reflect the impact of this acquisition.

Total loans held for investment were $9.69 billion at December 31, 2019, as compared to $9.08 billion at December 31, 2018, representing annual net loan growth of 5.46% after excluding the balance of a portfolio of non-mortgage consumer loans, which was transferred from our held for sale portfolio during the year. When compared to the balance at September 30, 2019 of $9.31 billion, the Company had linked-quarter annualized net loan growth of 16.01%.

Total deposits increased to $10.21 billion at December 31, 2019, from $10.13 billion at December 31, 2018. Non-interest bearing deposits increased $233.1 million to $2.55 billion, or 24.99% of total deposits, at December 31, 2019, as compared to $2.32 billion, or 22.89% of total deposits, at December 31, 2018.

Results of Operations
Net interest income was $109.3 million for the fourth quarter of 2019, as compared to $108.8 million for the third quarter of 2019 and $115.5 million for the fourth quarter of 2018. The following table presents reported taxable equivalent net interest margin and yield on loans, including loans held for sale, for the periods presented (in thousands).

	Three Months Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
Taxable equivalent net interest income	$111,283	$110,276	$116,933

Average earning assets	$11,277,000	$10,993,645	$10,952,024

Net interest margin	3.90%	3.98%	4.24%

Taxable equivalent interest income on loans	$124,919	$125,391	$127,880

Average loans, including loans held for sale	$9,808,441	$9,494,689	$9,548,486

Loan yield	5.04%	5.24%	5.31%

The impact from interest income collected on problem loans and purchase accounting adjustments on loans to total interest income on loans, including loans held for sale, loan yield and net interest margin is shown in the following table for the periods presented (in thousands).

	Three Months Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
Net interest income collected on problem loans	$152	$905	$744
Accretable yield recognized on purchased loans(1)	6,661	5,510	7,236
Total impact to interest income	$6,813	$6,415	$7,980

Impact to total loan yield	0.28%	0.27%	0.33%

Impact to net interest margin	0.24%	0.23%	0.29%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $4,041, $2,564 and $3,095 for the three months ended December 31, 2019, September 30, 2019, and December 31, 2018, respectively. This additional interest income increased total loan yield by 16 basis points, 11 basis points and 13 basis points for the same periods, respectively, while increasing net interest margin by 14 basis points, 9 basis points and 11 basis points for the same periods, respectively.

Net interest income was $444.1 million for the twelve months ended December 31, 2019, as compared to $396.5 million for the same period in 2018. The following table presents reported taxable equivalent net interest margin and yield on loans, including loans held for sale, for the periods presented (in thousands).

	Twelve Months Ended
	December 31,	December 31,
	2019	2018
Taxable equivalent net interest income	$450,413	$402,426

Average earning assets	$11,028,040	$9,662,416

Net interest margin	4.08%	4.16%

Taxable equivalent interest income on loans	$505,411	$431,734

Average loans, including loans held for sale	$9,527,290	$8,451,857

Loan yield	5.30%	5.11%

The impact from interest income collected on problem loans and purchase accounting adjustments on loans to total interest income on loans, including loans held for sale, loan yield and net interest margin is shown in the following table for the periods presented (in thousands).

	Twelve Months Ended
	December 31,	December 31,
	2019	2018
Net interest income collected on problem loans	$4,042	$2,861
Accretable yield recognized on purchased loans(1)	27,227	24,454
Total impact to interest income	$31,269	$27,315

Impact to total loan yield	0.33%	0.32%

Impact to net interest margin	0.28%	0.28%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $14,635 and $12,460 for the twelve months ended December 31, 2019 and 2018, respectively. This additional interest income increased total loan yield by 15 basis points for the same periods, while increasing net interest margin by 13 basis points for the same periods.

For the fourth quarter of 2019, the cost of total deposits was 75 basis points, as compared to 84 basis points for the third quarter of 2019 and 67 basis points in the fourth quarter of 2018. The cost of total deposits was 80 basis points for the year ending December 31, 2019, as compared to 56 basis points for the same period in 2018. The table below presents, by type, our funding sources and the total cost of each funding source for the periods presented:

	Percentage of Total Average Deposits and Borrowed Funds			Cost of Funds
	Three Months Ending			Three Months Ending
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
	2019	2019	2018	2019	2019	2018
Noninterest-bearing demand	24.12%	23.75%	22.71%	—%	—%	—%
Interest-bearing demand	43.86	45.02	44.89	0.77	0.90	0.69
Savings	6.11	6.19	5.82	0.17	0.22	0.16
Time deposits	20.41	22.10	22.73	1.76	1.77	1.45
Borrowed funds	5.50	2.94	3.85	3.02	5.31	4.31
Total deposits and borrowed funds	100.00%	100.00%	100.00%	0.87%	0.97%	0.81%

	Percentage of Total Average Deposits and Borrowed Funds		Cost of Funds
	Twelve Months Ending		Twelve Months Ending
	December 31,	December 31,	December 31,	December 31,
	2019	2018	2019	2018
Noninterest-bearing demand	23.26%	21.88%	—%	—%
Interest-bearing demand	44.89	45.62	0.85	0.56
Savings	6.11	6.41	0.19	0.15
Time deposits	21.91	21.92	1.71	1.24
Borrowed funds	3.83	4.17	4.17	4.01
Total deposits and borrowed funds	100.00%	100.00%	0.93%	0.70%

Noninterest income for the fourth quarter of 2019 was $37.5 million, as compared to $38.0 million for the third quarter of 2019 and $36.4 million for the fourth quarter of 2018. Noninterest income for 2019 was $153.3 million, as compared to $144.0 million for 2018. Effective July 1, 2019, the Company became subject to the limitations on interchange fees imposed by the Durbin Amendment under the Dodd-Frank Act, which resulted in an approximate $3.0 million reduction in fees and commissions on loans and deposits in each of the the third and fourth quarters of 2019. Mortgage banking income for the fourth quarter of 2019 was $15.2 million, compared to $15.7 million for the third quarter of 2019 and $12.0 million for the fourth quarter of 2018. Mortgage banking income during the third quarter of 2019 was negatively impacted by a MSR valuation adjustment of $3.1 million, of which $1.3 million was recovered during the fourth quarter of 2019. Mortgage banking income for 2019 was $57.9 million, as compared to $50.1 million for 2018.

Noninterest expense was $95.6 million for the fourth quarter of 2019, as compared to $96.5 million for the third quarter of 2019 and $93.3 million for the fourth quarter of 2018. The Company experienced an increase in salaries and employee benefits during the quarter. This was primarily driven by the impact from new hires made throughout the footprint and the impact from the wholesale mortgage acquisition in the second quarter of 2019. The Company’s efficiency ratio (GAAP) was 64.24% for the fourth quarter of 2019 and 61.98% for the year 2019, while its adjusted efficiency ratio (non-GAAP) was 63.43% and 60.44% for the same respective periods. The adjusted efficiency ratio excludes charges for merger and conversion expenses, debt extinguishment penalties, amortization of intangible assets, gains and losses on the sale of securities and the MSR valuation adjustment.

Continued Focus on Prudent Capital Management
In the fourth quarter of 2019, the Company completed the remaining repurchases authorized under its previous $50.0 million stock repurchase program and initiated repurchases under its new $50.0 million stock repurchase program authorized by the Company’s Board of Directors in October 2019. During the fourth quarter of 2019, the Company repurchased $21.3 million of common stock under both programs at a weighted average price of $35.20. There is $30.0 million of repurchase availability remaining under the new stock repurchase program, which will remain in effect until the earlier of October 2020 or the repurchase of the entire amount of common stock authorized to be repurchased by the Board of Directors.

At December 31, 2019, Tier 1 leverage capital ratio was 10.37%, Common Equity Tier 1 ratio was 11.12%, Tier 1 risk-based capital ratio was 12.14%, and total risk-based capital ratio was 13.78%. All regulatory ratios exceed the minimums required to be considered “well-capitalized.”

Our ratio of shareholders’ equity to assets was 15.87% at December 31, 2019, as compared to 15.80% at December 31, 2018. Our tangible capital ratio (non-GAAP) was 9.25% at December 31, 2019, as compared to 8.92% at December 31, 2018.

Asset Quality Metrics
Total nonperforming assets were $44.3 million at December 31, 2019, an increase of $7.3 million from December 31, 2018, and consisted of $36.3 million in nonperforming loans (loans 90 days or more past due and nonaccrual loans) and $8.0 million in other real estate owned (“OREO”).

The Company’s nonperforming loans and OREO that were purchased in previous acquisitions (collectively referred to as “purchased nonperforming assets”) were $11.4 million and $5.2 million, respectively, at December 31, 2019, as compared to $13.1 million and $6.2 million, respectively, at December 31, 2018. The purchased nonperforming assets were recorded at fair value at the time of acquisition, which significantly mitigates the Company’s actual loss. As such, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios focuses on non-purchased nonperforming assets.

•
Non-purchased nonperforming loans were $25.0 million, or 0.33% of total non-purchased loans, at December 31, 2019, as compared to $12.9 million, or 0.20% of total non-purchased loans, at December 31, 2018. Early stage delinquencies, or loans 30-to-89 days past due, as a percentage of total non-purchased loans were 0.30% at December 31, 2019, as compared to 0.27% at December 31, 2018.

•	Non-purchased OREO was $2.8 million at December 31, 2019, as compared to $4.9 million at December 31, 2018. Non-purchased OREO sales totaled $4.2 million during 2019.

•
The allowance for loan losses was 0.54% of total loans held for investment at each of December 31, 2019 and 2018. The allowance for loan losses was 0.69% of total non-purchased loans at December 31, 2019, as compared to 0.77% at December 31, 2018.

•
Net loan charge-offs were $1.6 million, or 0.07% of average loans held for investment on an annualized basis, for the fourth quarter of 2019, as compared to $584 thousand, or 0.03% of average loans on an annualized basis, for the fourth quarter of 2018. Net loan charge-offs were $3.9 million, or 0.04% of average loans for the year 2019, as compared to $4.0 million, or 0.05% of average loans for the year 2018.

•
The provision for loan losses was $3.0 million for the fourth quarter of 2019, as compared to $1.0 million for the fourth quarter of 2018. The provision was $7.1 million for the year 2019, as compared to $6.8 million for the year 2018.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time on Wednesday, January 22, 2020.
The webcast can be accessed through Renasant's investor relations website at www.renasant.com or https://services.choruscall.com/links/rnst200122.html. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation 2019 Fourth Quarter and Year-end Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.
The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10138528 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until February 5, 2020.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 115-year-old financial services institution. Renasant has assets of approximately $13.4 billion and operates more than 190 banking, mortgage, wealth management and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:
This press release may contain, or incorporate by reference, statements which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible,” “approximately,” “should” and variations of such words and other similar expressions.
Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in the Company’s portfolio of outstanding loans, and competition in the Company’s markets. Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov. The Company expressly disclaims any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains non-GAAP financial measures, namely, return on average tangible shareholders’ equity, return on average tangible assets, the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”), tangible book value per share and the adjusted efficiency ratio. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets and/or certain charges (such as, when applicable, merger and conversion expenses, debt prepayment penalties and asset valuation adjustments) with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible and charges such as merger and conversion expenses can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these other non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

None of the non-GAAP financial information that the Company has included in this release is intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the

Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2019 -	Twelve Months Ended
	2019				2018				Q4 2018	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2019	2018	Variance
Statement of earnings
Interest income - taxable equivalent basis	$135,119	$135,927	$139,285	$138,578	$138,581	$119,236	$107,991	$101,947	(2.50)%	$548,909	$467,755	17.35%
Interest income	$133,148	$134,476	$137,862	$137,094	$137,105	$117,795	$106,574	$100,380	(2.89)	$542,580	$461,854	17.48
Interest expense	23,836	25,651	25,062	23,947	21,648	18,356	14,185	11,140	10.11	98,496	65,329	50.77
Net interest income	109,312	108,825	112,800	113,147	115,457	99,439	92,389	89,240	(5.32)	444,084	396,525	11.99
Provision for loan losses	2,950	1,700	900	1,500	1,000	2,250	1,810	1,750	195.00	7,050	6,810	3.52
Net interest income after provision	106,362	107,125	111,900	111,647	114,457	97,189	90,579	87,490	(7.07)	437,034	389,715	12.14
Service charges on deposit accounts	9,273	8,992	8,605	9,102	9,069	8,847	8,271	8,473	2.25	35,972	34,660	3.79
Fees and commissions on loans and deposits	2,822	3,090	7,047	6,471	6,322	5,944	5,917	5,685	(55.36)	19,430	23,868	(18.59)
Insurance commissions and fees	2,105	2,508	2,190	2,116	2,014	2,461	2,110	2,005	4.52	8,919	8,590	3.83
Wealth management revenue	3,920	3,588	3,601	3,324	3,446	3,386	3,446	3,262	13.76	14,433	13,540	6.60
Securities gains (losses)	—	343	(8)	13	—	(16)	—	—	100.00	348	(16)	100.00
Mortgage banking income	15,165	15,710	16,620	10,401	11,993	14,350	12,839	10,960	26.45	57,896	50,142	15.46
Other	4,171	3,722	3,905	4,458	3,530	3,081	2,998	3,568	18.16	16,256	13,177	23.37
Total noninterest income	37,456	37,953	41,960	35,885	36,374	38,053	35,581	33,953	2.97	153,254	143,961	6.46
Salaries and employee benefits	67,684	65,425	60,325	57,350	58,313	55,187	52,010	48,784	16.07	250,784	214,294	17.03
Data processing	5,095	4,980	4,698	4,906	5,169	4,614	4,600	4,244	(1.43)	19,679	18,627	5.65
Occupancy and equipment	13,231	12,943	11,544	11,835	11,816	10,668	9,805	9,822	11.98	49,553	42,111	17.67
Other real estate	339	418	252	1,004	725	278	232	657	(53.24)	2,013	1,892	6.40
Amortization of intangibles	1,946	1,996	2,053	2,110	2,169	1,765	1,594	1,651	(10.28)	8,105	7,179	12.90
Merger and conversion related expenses	76	24	179	—	1,625	11,221	500	900	(95.32)	279	14,246	(98.04)
Debt extinguishment penalty	—	54	—	—	—	—	—	—	100.00	54	—	100.00
Other	7,181	10,660	14,239	11,627	13,496	11,013	10,285	11,886	(46.79)	43,707	46,680	(6.37)
Total noninterest expense	95,552	96,500	93,290	88,832	93,313	94,746	79,026	77,944	2.40	374,174	345,029	8.45
Income before income taxes	48,266	48,578	60,570	58,700	57,518	40,496	47,134	43,499	(16.09)	216,114	188,647	14.56
Income taxes	9,533	11,132	13,945	13,590	13,098	8,532	10,424	9,673	(27.22)	48,200	41,727	15.51
Net income	$38,733	$37,446	$46,625	$45,110	$44,420	$31,964	$36,710	$33,826	(12.80)	$167,914	$146,920	14.29
Basic earnings per share	$0.68	$0.65	$0.80	$0.77	$0.76	$0.61	$0.74	$0.69	(10.53)	$2.89	$2.80	3.21
Diluted earnings per share	0.67	0.64	0.80	0.77	0.76	0.61	0.74	0.68	(11.84)	2.88	2.79	3.23
Average basic shares outstanding	57,153,160	58,003,215	58,461,024	58,585,517	58,623,646	52,472,971	49,413,754	49,356,417	(2.51)	58,046,716	52,492,104	10.58
Average diluted shares outstanding	57,391,876	58,192,419	58,618,976	58,730,535	58,767,519	52,609,902	49,549,761	49,502,950	(2.34)	58,226,686	52,626,850	10.64
Common shares outstanding	56,855,002	57,455,306	58,297,670	58,633,630	58,546,480	58,743,814	49,424,339	49,392,978	(2.89)	56,855,002	58,546,480	(2.89)
Cash dividend per common share	$0.22	$0.22	$0.22	$0.21	$0.21	$0.20	$0.20	$0.19	4.76	$0.87	$0.80	8.75
Performance ratios
Return on avg shareholders' equity	7.21%	6.97%	8.90%	8.86%	8.72%	7.40%	9.55%	9.00%		7.97%	8.64%
Return on avg tangible s/h's equity (non-GAAP) (1)	13.86%	13.38%	17.15%	17.41%	17.44%	13.65%	16.75%	16.02%		15.39%	15.98%
Return on avg assets	1.17%	1.16%	1.47%	1.44%	1.39%	1.12%	1.42%	1.36%		1.30%	1.32%
Return on avg tangible assets (non-GAAP)(2)	1.31%	1.30%	1.64%	1.61%	1.56%	1.26%	1.57%	1.51%		1.46%	1.47%
Net interest margin (FTE)	3.90%	3.98%	4.19%	4.27%	4.24%	4.07%	4.15%	4.20%		4.08%	4.16%
Yield on earning assets (FTE)	4.74%	4.91%	5.11%	5.16%	5.02%	4.81%	4.78%	4.72%		4.98%	4.84%
Cost of funding	0.87%	0.97%	0.96%	0.92%	0.81%	0.77%	0.65%	0.53%		0.93%	0.70%
Average earning assets to average assets	85.71%	85.58%	85.72%	85.58%	86.15%	87.29%	87.67%	87.12%		85.65%	87.01%
Average loans to average deposits	92.43%	89.13%	89.13%	89.33%	89.77%	91.74%	91.84%	94.04%		90.01%	91.71%
Noninterest income (less securities gains/
losses) to average assets	1.13%	1.16%	1.32%	1.14%	1.14%	1.34%	1.38%	1.37%		1.19%	1.30%
Noninterest expense (less debt prepayment penalties/
penalties/merger-related expenses) to
average assets	2.88%	2.98%	2.93%	2.83%	2.86%	2.94%	3.05%	3.11%		2.90%	2.98%
Net overhead ratio	1.75%	1.82%	1.61%	1.69%	1.72%	1.60%	1.67%	1.74%		1.71%	1.68%
Efficiency ratio (FTE)	64.24%	65.10%	59.73%	59.02%	60.87%	68.20%	61.08%	62.48%		61.98%	63.15%
Adjusted efficiency ratio (FTE) (non-GAAP) (4)	63.43%	62.53%	58.30%	57.62%	58.39%	58.84%	59.46%	60.43%		60.44%	59.22%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2019 -	As of
	2019				2018				Q4 2018	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2019	2018	Variance
Average Balances
Total assets	$13,157,843	$12,846,131	$12,764,669	$12,730,939	$12,713,000	$11,276,587	$10,341,863	$10,055,755	3.50%	$12,875,986	$11,104,567	15.95%
Earning assets	11,277,000	10,993,645	10,942,492	10,895,205	10,952,023	9,843,870	9,067,016	8,760,679	2.97	11,028,040	9,662,416	14.13
Securities	1,234,718	1,227,678	1,262,271	1,253,224	1,240,283	1,129,010	1,039,947	833,076	(0.45)	1,244,376	1,061,882	17.19
Loans held for sale	350,783	385,437	353,103	345,264	418,213	297,692	209,652	152,299	(16.12)	358,735	270,270	32.73
Loans, net of unearned	9,457,658	9,109,252	9,043,788	9,059,802	9,130,273	8,228,053	7,704,221	7,646,991	3.59	9,168,555	8,181,587	12.06
Intangibles	977,506	975,306	974,628	976,820	972,736	743,567	633,155	634,898	0.49	976,065	747,008	30.66
Noninterest-bearing deposits	2,611,265	2,500,810	2,395,899	2,342,406	2,402,422	2,052,226	1,867,925	1,817,848	8.69	2,463,436	2,036,754	20.95
Interest-bearing deposits	7,620,602	7,719,510	7,750,986	7,799,892	7,768,724	6,916,699	6,521,123	6,314,114	(1.91)	7,722,247	6,884,250	12.17
Total deposits	10,231,867	10,220,320	10,146,885	10,142,298	10,171,146	8,968,925	8,389,048	8,131,962	0.60	10,185,683	8,921,004	14.18
Borrowed funds	596,101	308,931	354,234	363,140	407,496	499,054	329,287	314,228	46.28	405,975	388,077	4.61
Shareholders' equity	2,131,345	2,131,537	2,102,093	2,065,370	2,021,075	1,712,757	1,542,071	1,523,873	5.46	2,107,832	1,701,334	23.89

									Q4 2019 -	As of
	2019				2018				Q4 2018	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2019	2018	Variance
Balances at period end
Total assets	$13,400,510	$13,039,674	$12,892,653	$12,862,395	$12,934,878	$12,746,939	$10,544,475	$10,238,313	3.60%	$13,400,510	$12,934,878	3.60%
Earning assets	11,522,388	11,145,052	11,064,957	11,015,535	11,115,929	10,962,958	9,239,200	8,938,117	3.66	11,522,388	11,115,929	3.66
Securities	1,290,613	1,238,577	1,268,280	1,255,353	1,250,777	1,177,606	1,088,779	948,365	3.18	1,290,613	1,250,777	3.18
Loans held for sale	318,272	392,448	461,681	318,563	411,427	463,287	245,046	204,472	(22.64)	318,272	411,427	(22.64)
Non purchased loans	7,587,974	7,031,818	6,704,288	6,565,599	6,389,712	6,210,238	6,057,766	5,830,122	18.75	7,587,974	6,389,712	18.75
Purchased loans	2,101,664	2,281,966	2,350,366	2,522,694	2,693,417	2,912,669	1,709,891	1,867,948	(21.97)	2,101,664	2,693,417	(21.97)
Total loans	9,689,638	9,313,784	9,054,654	9,088,293	9,083,129	9,122,907	7,767,657	7,698,070	6.68	9,689,638	9,083,129	6.68
Intangibles	976,943	978,390	973,673	975,726	977,793	974,115	632,311	633,905	(0.09)	976,943	977,793	(0.09)
Noninterest-bearing deposits	2,551,771	2,607,056	2,408,984	2,366,223	2,318,706	2,359,859	1,888,561	1,861,136	10.05	2,551,771	2,318,706	10.05
Interest-bearing deposits	7,661,398	7,678,980	7,781,077	7,902,689	7,809,851	7,812,089	6,492,159	6,496,633	(1.90)	7,661,398	7,809,851	(1.90)
Total deposits	10,213,169	10,286,036	10,190,061	10,268,912	10,128,557	10,171,948	8,380,720	8,357,769	0.84	10,213,169	10,128,557	0.84
Borrowed funds	865,598	433,705	401,934	350,859	651,324	439,516	520,747	265,191	32.90	865,598	651,324	32.90
Shareholders' equity	2,126,008	2,119,659	2,119,696	2,088,877	2,043,913	2,010,711	1,558,668	1,532,765	4.02	2,126,008	2,043,913	4.02
Market value per common share	35.42	35.01	35.94	33.85	30.18	41.21	45.52	42.56	17.36	35.42	30.18	17.36
Book value per common share	37.39	36.89	36.36	35.63	34.91	34.23	31.54	31.03	7.10	37.39	34.91	7.10
Tangible book value per common share	20.21	19.86	19.66	18.98	18.21	17.65	18.74	18.20	10.98	20.21	18.21	10.98
Shareholders' equity to assets (actual)	15.87%	16.26%	16.44%	16.24%	15.80%	15.77%	14.78%	14.97%		15.87%	15.80%
Tangible capital ratio (non-GAAP)(3)	9.25%	9.46%	9.62%	9.36%	8.92%	8.80%	9.35%	9.36%		9.25%	8.92%
Leverage ratio	10.37%	10.56%	10.65%	10.44%	10.11%	9.85%	10.63%	10.61%		10.37%	10.11%
Common equity tier 1 capital ratio	11.12%	11.36%	11.64%	11.49%	11.05%	10.80%	11.71%	11.38%		11.12%	11.05%
Tier 1 risk-based capital ratio	12.14%	12.40%	12.69%	12.55%	12.10%	11.84%	12.73%	12.41%		12.14%	12.10%
Total risk-based capital ratio	13.78%	14.07%	14.62%	14.57%	14.12%	13.85%	14.75%	14.44%		13.78%	14.12%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2019 -	As of
	2019				2018				Q4 2018	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2019	2018	Variance
Non purchased loans
Commercial, financial, agricultural	$1,052,353	$988,867	$930,598	$921,081	$875,649	$817,799	$790,363	$803,146	20.18%	$1,052,353	$875,649	20.18%
Lease financing	81,875	69,953	59,158	58,651	61,865	54,272	52,423	52,536	32.34	81,875	61,865	32.34
Real estate- construction	774,901	764,589	716,129	651,119	635,519	624,892	642,380	582,430	21.93	774,901	635,519	21.93
Real estate - 1-4 family mortgages	2,350,126	2,235,908	2,160,617	2,114,908	2,087,890	2,000,770	1,912,450	1,785,271	12.56	2,350,126	2,087,890	12.56
Real estate - commercial mortgages	3,128,876	2,809,470	2,741,402	2,726,186	2,628,365	2,609,510	2,554,955	2,503,680	19.04	3,128,876	2,628,365	19.04
Installment loans to individuals	199,843	163,031	96,384	93,654	100,424	102,995	105,195	103,059	99.00	199,843	100,424	99.00
Loans, net of unearned	$7,587,974	$7,031,818	$6,704,288	$6,565,599	$6,389,712	$6,210,238	$6,057,766	$5,830,122	18.75	$7,587,974	$6,389,712	18.75
Purchased loans
Commercial, financial, agricultural	$315,619	$339,693	$374,478	$387,376	$420,263	$495,545	$197,455	$243,672	(24.90)	$315,619	$420,263	(24.90)
Lease financing	—	—	—	—	—	—	—	—	—	—	—	—
Real estate- construction	51,582	52,106	65,402	89,954	105,149	112,093	70,438	75,061	(50.94)	51,582	105,149	(50.94)
Real estate - 1-4 family mortgages	516,487	561,725	604,855	654,265	707,453	761,913	520,649	572,830	(26.99)	516,487	707,453	(26.99)
Real estate - commercial mortgages	1,115,389	1,212,905	1,276,567	1,357,446	1,423,144	1,503,075	906,219	960,273	(21.63)	1,115,389	1,423,144	(21.63)
Installment loans to individuals	102,587	115,537	29,064	33,653	37,408	40,043	15,130	16,112	174.24	102,587	37,408	174.24
Loans, net of unearned	$2,101,664	$2,281,966	$2,350,366	$2,522,694	$2,693,417	$2,912,669	$1,709,891	$1,867,948	(21.97)	$2,101,664	$2,693,417	(21.97)
Asset quality data
Non purchased assets
Nonaccrual loans	$21,509	$15,733	$14,268	$12,507	$10,218	$9,696	$8,921	$9,403	110.50	$21,509	$10,218	110.50
Loans 90 past due or more	3,458	7,325	4,175	1,192	2,685	3,806	2,190	3,605	28.79	3,458	2,685	28.79
Nonperforming loans	24,967	23,058	18,443	13,699	12,903	13,502	11,111	13,008	93.50	24,967	12,903	93.50
Other real estate owned	2,762	1,975	3,475	4,223	4,853	4,665	4,698	4,801	(43.09)	2,762	4,853	(43.09)
Nonperforming assets	$27,729	$25,033	$21,918	$17,922	$17,756	$18,167	$15,809	$17,809	56.17	$27,729	$17,756	56.17
Purchased assets
Nonaccrual loans	$7,038	$6,123	$7,250	$7,828	$5,836	$4,809	$4,561	$5,340	20.60	$7,038	$5,836	20.60
Loans 90 past due or more	4,317	7,034	7,687	5,436	7,232	7,960	5,491	4,564	(40.31)	4,317	7,232	(40.31)
Nonperforming loans	11,355	13,157	14,937	13,264	13,068	12,769	10,052	9,904	(13.11)	11,355	13,068	(13.11)
Other real estate owned	5,248	6,216	5,258	5,932	6,187	7,932	9,006	9,754	(15.18)	5,248	6,187	(15.18)
Nonperforming assets	$16,603	$19,373	$20,195	$19,196	$19,255	$20,701	$19,058	$19,658	(13.77)	$16,603	$19,255	(13.77)
Net loan charge-offs (recoveries)	$1,602	$945	$676	$691	$584	$995	$856	$1,560	174.32	$3,914	$3,995	(2.03)
Allowance for loan losses	$52,162	$50,814	$50,059	$49,835	$49,026	$48,610	$47,355	$46,401	6.40	$52,162	$49,026	6.40
Annualized net loan charge-offs / average loans	0.07%	0.04%	0.03%	0.03%	0.03%	0.05%	0.04%	0.08%		0.04%	0.05%
Nonperforming loans / total loans*	0.37%	0.39%	0.37%	0.30%	0.29%	0.29%	0.27%	0.30%		0.37%	0.29%
Nonperforming assets / total assets*	0.33%	0.34%	0.33%	0.29%	0.29%	0.30%	0.33%	0.37%		0.33%	0.29%
Allowance for loan losses / total loans*	0.54%	0.55%	0.55%	0.55%	0.54%	0.53%	0.61%	0.60%		0.54%	0.54%
Allowance for loan losses / nonperforming loans*	143.61%	140.31%	149.97%	184.83%	188.77%	185.03%	223.76%	202.52%		143.61%	188.77%
Nonperforming loans / total loans**	0.33%	0.33%	0.28%	0.21%	0.20%	0.22%	0.18%	0.22%		0.33%	0.20%
Nonperforming assets / total assets**	0.21%	0.19%	0.17%	0.14%	0.14%	0.14%	0.15%	0.17%		0.21%	0.14%
Allowance for loan losses / total loans**	0.69%	0.72%	0.75%	0.76%	0.77%	0.78%	0.78%	0.80%		0.69%	0.77%
Allowance for loan losses / nonperforming loans**	208.92%	220.37%	271.43%	363.79%	379.96%	360.02%	426.20%	356.71%		208.92%	379.96%
*Based on all assets (includes purchased assets)
**Excludes all purchased assets

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ending									Twelve Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018			December 31, 2019			December 31, 2018
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans
Non purchased	$7,258,517	$87,482	4.76%	$6,792,021	$85,084	4.97%	$6,318,434	$78,633	4.94%	$6,784,132	$337,672	4.98%	$6,019,177	$286,643	4.76%
Purchased	2,199,141	34,270	6.18%	2,317,231	36,330	6.22%	2,811,839	44,070	6.22%	2,384,423	149,568	6.27%	2,162,410	132,199	6.11%
Total loans	9,457,658	121,752	5.09%	9,109,252	121,414	5.29%	9,130,273	122,703	5.33%	9,168,555	487,240	5.31%	8,181,587	418,842	5.12%
Loans held for sale	350,783	3,167	3.58%	385,437	3,977	4.09%	418,213	5,177	4.91%	358,735	18,171	5.07%	270,270	12,892	4.77%
Securities:
Taxable(1)	1,018,076	6,994	2.73%	1,040,302	7,200	2.75%	1,033,288	7,587	2.91%	1,051,124	29,786	2.83%	844,692	23,713	2.81%
Tax-exempt	216,642	2,093	3.83%	187,376	1,846	3.91%	206,996	2,184	4.19%	193,252	7,821	4.05%	217,190	9,232	4.25%
Total securities	1,234,718	9,087	2.92%	1,227,678	9,046	2.92%	1,240,284	9,771	3.13%	1,244,376	37,607	3.02%	1,061,882	32,945	3.10%
Interest-bearing balances with banks	233,841	1,113	1.89%	271,278	1,490	2.18%	163,254	930	2.26%	256,374	5,891	2.30%	148,677	3,076	2.07%
Total interest-earning assets	11,277,000	135,119	4.74%	10,993,645	135,927	4.91%	10,952,024	138,581	5.02%	11,028,040	548,909	4.98%	9,662,416	467,755	4.84%
Cash and due from banks	176,582			173,156			177,601			179,991			163,286
Intangible assets	977,506			975,306			972,736			976,065			747,008
Other assets	726,755			704,024			610,639			691,890			531,857
Total assets	$13,157,843			$12,846,131			$12,713,000			$12,875,986			$11,104,567
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand(2)	$4,749,018	$9,226	0.77%	$4,740,426	$10,769	0.90%	$4,748,320	$8,201	0.69%	$4,754,201	$40,564	0.85%	$4,246,585	$23,678	0.56%
Savings deposits	661,362	282	0.17%	652,121	355	0.22%	615,812	256	0.16%	647,271	1,258	0.19%	596,990	868	0.15%
Time deposits	2,210,222	9,783	1.76%	2,326,963	10,390	1.77%	2,404,592	8,769	1.45%	2,320,775	39,746	1.71%	2,040,675	25,214	1.24%
Total interest-bearing deposits	7,620,602	19,291	1.00%	7,719,510	21,514	1.11%	7,768,724	17,226	0.88%	7,722,247	81,568	1.06%	6,884,250	49,760	0.72%
Borrowed funds	596,101	4,545	3.02%	308,931	4,137	5.31%	407,496	4,422	4.31%	405,975	16,928	4.17%	388,077	15,569	4.01%
Total interest-bearing liabilities	8,216,703	23,836	1.15%	8,028,441	25,651	1.27%	8,176,220	21,648	1.05%	8,128,222	98,496	1.21%	7,272,327	65,329	0.90%
Noninterest-bearing deposits	2,611,265			2,500,810			2,402,422			2,463,436			2,036,754
Other liabilities	198,530			185,343			113,283			176,496			94,152
Shareholders’ equity	2,131,345			2,131,537			2,021,075			2,107,832			1,701,334
Total liabilities and shareholders’ equity	$13,157,843			$12,846,131			$12,713,000			$12,875,986			$11,104,567
Net interest income/ net interest margin		$111,283	3.90%		$110,276	3.98%		$116,933	4.24%		$450,413	4.08%		$402,426	4.16%
Cost of funding			0.87%			0.97%			0.81%			0.93%			0.70%
Cost of total deposits			0.75%			0.84%			0.67%			0.80%			0.56%

(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which we operate.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
		RECONCILIATION OF GAAP TO NON-GAAP
									Twelve Months Ended
	2019				2018				December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2019	2018
Net income (GAAP)	$38,733	$37,446	$46,625	$45,110	$44,420	$31,964	$36,710	$33,826	$167,914	$146,920
Amortization of intangibles	1,946	1,996	2,053	2,110	2,169	1,765	1,594	1,651	8,105	7,179
Tax effect of adjustment noted above (A)	(384)	(457)	(473)	(488)	(494)	(372)	(353)	(367)	(1,808)	(1,588)
Tangible net income (non-GAAP)	$40,295	$38,985	$48,205	$46,732	$46,095	$33,357	$37,951	$35,110	$174,211	$152,511

Net income (GAAP)	$38,733	$37,446	$46,625	$45,110	$44,420	$31,964	$36,710	$33,826	$167,914	$146,920
Merger & conversion expenses	76	24	179	—	1,625	11,221	500	900	279	14,246
Debt prepayment penalties	—	54	—	—	—	—	—	—	54	—
MSR valuation adjustment	(1,296)	3,132	—	—	—	—	—	—	1,836	—
Tax effect of adjustment noted above (A)	241	(736)	(41)	—	(370)	(2,364)	(111)	(200)	(484)	(3,151)
Net income with exclusions (non-GAAP)	$37,754	$39,920	$46,763	$45,110	$45,675	$40,821	$37,099	$34,526	$169,599	$158,015

Average shareholders' equity (GAAP)	$2,131,345	$2,131,537	$2,102,093	$2,065,370	$2,021,075	$1,712,757	$1,542,071	$1,523,873	$2,107,832	$1,701,334
Intangibles	977,506	975,306	974,628	976,820	972,736	743,567	633,155	634,898	976,065	747,008
Average tangible s/h's equity (non-GAAP)	$1,153,839	$1,156,231	$1,127,465	$1,088,550	$1,048,339	$969,190	$908,916	$888,975	$1,131,767	$954,326

Average total assets (GAAP)	$13,157,843	$12,846,131	$12,764,669	$12,730,939	$12,713,000	$11,276,587	$10,341,863	$10,055,755	$12,875,986	$11,104,567
Intangibles	977,506	975,306	974,628	976,820	972,736	743,567	633,155	634,898	976,065	747,008
Average tangible assets (non-GAAP)	$12,180,337	$11,870,825	$11,790,041	$11,754,119	$11,740,264	$10,533,020	$9,708,708	$9,420,857	$11,899,921	$10,357,559

Actual shareholders' equity (GAAP)	$2,126,008	$2,119,659	$2,119,696	$2,088,877	$2,043,913	$2,010,711	$1,558,668	$1,532,765	$2,126,008	$2,043,913
Intangibles	976,943	978,390	973,673	975,726	977,793	974,115	632,311	633,905	976,943	977,793
Actual tangible s/h's equity (non-GAAP)	$1,149,065	$1,141,269	$1,146,023	$1,113,151	$1,066,120	$1,036,596	$926,357	$898,860	$1,149,065	$1,066,120

Actual total assets (GAAP)	$13,400,510	$13,039,674	$12,892,653	$12,862,395	$12,934,878	$12,746,939	$10,544,475	$10,238,313	$13,400,510	$12,934,878
Intangibles	976,943	978,390	973,673	975,726	977,793	974,115	632,311	633,905	976,943	977,793
Actual tangible assets (non-GAAP)	$12,423,567	$12,061,284	$11,918,980	$11,886,669	$11,957,085	$11,772,824	$9,912,164	$9,604,408	$12,423,567	$11,957,085

(A) Tax effect is calculated based on respective periods effective tax rate.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
		RECONCILIATION OF GAAP TO NON-GAAP
									Twelve Months Ended
	2019				2018				December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2019	2018
(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	7.21%	6.97%	8.90%	8.86%	8.72%	7.40%	9.55%	9.00%	7.97%	8.64%
Effect of adjustment for intangible assets	6.65%	6.41%	8.25%	8.55%	8.72%	6.25%	7.20%	7.02%	7.42%	7.34%
Return on avg tangible s/h's equity (non-GAAP)	13.86%	13.38%	17.15%	17.41%	17.44%	13.65%	16.75%	16.02%	15.39%	15.98%

Return on avg s/h's equity (GAAP)	7.21%	6.97%	8.90%	8.86%	8.72%	7.40%	9.55%	9.00%	7.97%	8.64%
Effect of exclusions from net income	(0.18)%	0.46%	0.02%	—%	0.25%	2.06%	0.10%	0.19%	0.08%	0.65%
Return on avg s/h's equity with excl. (non-GAAP)	7.03%	7.43%	8.92%	8.86%	8.97%	9.46%	9.65%	9.19%	8.05%	9.29%
Effect of adjustment for intangible assets	6.49%	6.80%	8.28%	8.55%	8.95%	7.82%	7.27%	7.15%	7.49%	7.85%
Return on avg tangible s/h's equity with exclusions (non-GAAP)	13.52%	14.23%	17.20%	17.41%	17.92%	17.28%	16.92%	16.34%	15.54%	17.14%

(2) Return on Average Assets
Return on avg assets (GAAP)	1.17%	1.16%	1.47%	1.44%	1.39%	1.12%	1.42%	1.36%	1.30%	1.32%
Effect of adjustment for intangible assets	0.14%	0.14%	0.17%	0.17%	0.17%	0.14%	0.15%	0.15%	0.16%	0.15%
Return on avg tangible assets (non-GAAP)	1.31%	1.30%	1.64%	1.61%	1.56%	1.26%	1.57%	1.51%	1.46%	1.47%

Return on avg assets (GAAP)	1.17%	1.16%	1.47%	1.44%	1.39%	1.12%	1.42%	1.36%	1.30%	1.32%
Effect of exclusions from net income	(0.03)%	0.07%	—%	—%	0.04%	0.32%	0.02%	0.03%	0.02%	0.10%
Return on avg assets with exclusions (non-GAAP)	1.14%	1.23%	1.47%	1.44%	1.43%	1.44%	1.44%	1.39%	1.32%	1.42%
Effect of adjustment for intangible assets	0.14%	0.16%	0.17%	0.17%	0.17%	0.15%	0.14%	0.15%	0.16%	0.16%
Return on avg tangible assets with exclusions (non-GAAP)	1.28%	1.39%	1.64%	1.61%	1.60%	1.59%	1.58%	1.54%	1.48%	1.58%

(3) Shareholder Equity Ratio
Shareholders' equity to actual assets (GAAP)	15.87%	16.26%	16.44%	16.24%	15.80%	15.77%	14.78%	14.97%	15.87%	15.80%
Effect of adjustment for intangible assets	6.62%	6.80%	6.82%	6.88%	6.88%	6.97%	5.43%	5.61%	6.62%	6.88%
Tangible capital ratio (non-GAAP)	9.25%	9.46%	9.62%	9.36%	8.92%	8.80%	9.35%	9.36%	9.25%	8.92%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

									Twelve Months Ended
	2019				2018				December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2019	2018
Interest income (FTE)	$135,119	$135,927	$139,285	$138,578	$138,581	$119,236	$107,991	$101,947	$548,909	$467,755
Interest expense	23,836	25,651	25,062	23,947	21,648	18,356	14,185	11,140	98,496	65,329
Net Interest income (FTE)	$111,283	$110,276	$114,223	$114,631	$116,933	$100,880	$93,806	$90,807	$450,413	$402,426

Total noninterest income	$37,456	$37,953	$41,960	$35,885	$36,374	$38,053	$35,581	$33,953	$153,254	$143,961
Securities gains (losses)	—	343	(8)	13	—	(16)	—	—	348	(16)
MSR valuation adjustment	1,296	(3,132)	—	—	—	—	—	—	(1,836)	—
Total adjusted noninterest income	$36,160	$40,742	$41,968	$35,872	$36,374	$38,069	$35,581	$33,953	$154,742	$143,977

Total noninterest expense	$95,552	$96,500	$93,290	$88,832	$93,313	$94,746	$79,026	$77,944	$374,174	$345,029
Amortization of intangibles	1,946	1,995	2,053	2,110	2,169	1,765	1,594	1,651	8,105	7,179
Merger-related expenses	76	24	179	—	1,625	11,221	500	900	279	14,246
Debt extinguishment penalty	—	54	—	—	—	—	—	—	54	—
Total adjusted noninterest expense	$93,530	$94,427	$91,058	$86,722	$89,519	$81,760	$76,932	$75,393	$365,736	$323,604

Efficiency Ratio (GAAP)	64.24%	65.10%	59.73%	59.02%	60.87%	68.20%	61.08%	62.48%	61.98%	63.15%
(4) Adjusted Efficiency Ratio (non-GAAP)	63.43%	62.53%	58.30%	57.62%	58.39%	58.84%	59.46%	60.43%	60.44%	59.22%